Exhibit 10(rr)

TCF OMNIBUS EMPLOYEES DEFERRED COMPENSATION PLAN

(As Restated Effective April 15, 2019)

I.    Purpose of Plan; Effective Date of Plan.

The TCF Omnibus Employees Deferred Compensation Plan (the “Omnibus Plan”) incorporates the provisions of various nonqualified deferred compensation plans maintained by TCF Financial Corporation and its affiliates for their employees, and each such plan is considered a component plan of the Omnibus Plan. The only component plan providing for new deferral amounts is the TCF Employees Deferred Stock Compensation Plan, as adopted effective January 1, 2011, which is restated and incorporated herein effective as of April 15, 2019 (the “Deferred Stock Plan”). Also incorporated as component plans of the Omnibus Plan are the TCF Financial Senior Officers Deferred Compensation Plan (As Amended and Restated through January 24, 2005), as set forth in Appendix A, and the Winthrop Resources Corporation Non-Qualified Deferred Compensation Plan (As Amended and Restated through January 24, 2005), as set forth in Appendix B (the “Prior Frozen Plans”). No deferral elections have been allowed under the Prior Frozen Plans with respect to salary or incentive compensation earned on or after January 1, 2005, or stock grants awarded after January 1, 2005.

The purpose of the Deferred Stock Plan is to provide Eligible Employees with supplemental retirement benefits as set forth herein by deferring certain transfers of TCF Stock awarded to the Eligible Employee under the terms of the Amended and Restated TCF Financial Incentive Stock Program (As Amended and Restated October 20, 2008), and as thereafter amended (the “Incentive Plan"). The Deferred Stock Plan was established effective as of January 1, 2011 for certain stock awards made under the Incentive Plan in 2011 and thereafter.

The Omnibus Plan, the Deferred Stock Plan, and the Prior Frozen Plans are intended to be exempt from the participation, vesting and funding provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and are intended to be maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Deferred Stock Plan, and portions of the Prior Frozen Plans that were not vested on December 31, 2004, are also intended to satisfy the requirements for nonqualified deferred compensation plans set forth in Internal Revenue Code (“IRC”) § 409A (as a nonelective “account balance plan” described in Treasury Regulation § 1.409A-1(c)(2)(B)), and they shall be interpreted, administered and construed consistent with said intent. All amounts which were earned and vested under the Prior Frozen Plans as of December 31, 2004, are not subject to IRC § 409A.

II.
Definitions. Whenever used with respect to the Deferred Stock Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used. When the defined meaning is intended, the term is capitalized.

(a)
Affiliate; Affiliated Group. “Affiliate” means any entity which is required to be aggregated with TCF Financial as a member of a controlled group of corporations in accordance with IRC § 414(b), or as a trade or business under common control in accordance with IRC § 414(c). The requirements of IRC §§ 414(b) and 414(c) shall be applied using the 80% standard specified therein for all purposes of the Deferred Stock Plan, including, without limitation, for the purpose of determining whether a Participant has had a Separation from Service. The term “Affiliated Group” means the Company and its Affiliates.

(b)
Change in Control. “Change in Control” with respect to an Employer shall mean a change in ownership with respect to the Employer or TCF Financial (as defined in Treasury Regulation § 1.409A-3(i)(5)(v)), a change in effective control of TCF Financial (as defined in Treasury Regulation § 1.409A-3(i)(5)(vi)) provided, however, that the ownership percentage shall be 50%, or a change in the ownership of a substantial portion of the assets of the Employer or TCF Financial (as defined in Treasury Regulation § 1.409A-3(i)(5)(vii)).

(c)
Committee. The “Committee” shall consist of the Compensation Committee of the Board of Directors of TCF Financial, or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC § 162(m).

(d)	Company. “Company” means TCF Financial.

(e)
Disability. “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under the long-term disability plan of the Participant’s Employer.

(f)	Eligible Employee. An “Eligible Employee” is an employee of an Employer who is designated as eligible to participate in the Deferred Stock Plan in accordance with the provisions of Article III(a).

(g)	Employer. “Employer” means TCF Financial and each of its subsidiaries that constitutes an Affiliate.

(h)	Incentive Plan. “Incentive Plan” means the Amended and Restated TCF Financial Incentive Stock Program (As Amended and Restated October 20, 2008), and as thereafter amended.

(i)	IRC. The “IRC” is the Internal Revenue Code of 1986, as amended.

(j)	Participant. A “Participant” is an Eligible Employee who has a TCF Stock Account under the Deferred Stock Plan.

(k)	Plan Administrator. The “Plan Administrator” of the Deferred Stock Plan is the Committee.

(l)	Plan Year. The “Plan Year” is the calendar year.

(m)	Separation from Service. “Separation from Service” means a separation from service as defined under Treasury Regulation § 1.409A-1(h) with respect to the Affiliated Group.

(n)	TCF Financial. “TCF Financial” or the “Company” is TCF Financial Corporation, a Delaware corporation.

(o)	TCF Stock. “TCF Stock” is common stock of TCF Financial, par value $.01 per share.

(p)
TCF Stock Account. “TCF Stock Account” means the account maintained under the terms of this Plan reflecting the deferral of the transfer of TCF Stock awarded to the Participant under the terms of the Incentive Plan.

III.    Eligibility.

(a)	General Eligibility. Employees of an Employer are eligible to participate in the Deferred Stock Plan as determined by the Committee, in its discretion subject to the following:

(1)
No employee shall be eligible to participate in the Deferred Stock Plan unless the Committee determines that such employee will be for that Plan Year a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(2)
The Committee shall select such employees for eligibility in the Deferred Stock Plan on a Plan Year by Plan Year basis by promulgating a written statement describing or listing such Eligible Employees. Selection for one Plan Year does not entitle the employee to be selected the next Plan Year. An employee who has been selected by the Committee shall, however, be presumed to be selected for the subsequent Plan Year unless and until the Committee evidences a contrary intention.

(b)
Specific Exclusions. Notwithstanding anything apparently to the contrary in the this Omnibus Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be an Eligible Employee in the Deferred Stock Plan, develop benefits under the Deferred Stock Plan or be entitled to receive benefits under the Deferred Stock Plan (either for himself or herself or his or her survivors) unless such individual is a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes a final determination that an individual is not in “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA, such individual shall no longer be an Eligible Employee in the Deferred Stock Plan.

IV.    TCF Stock Accounts.

Each Employer shall establish on its books a separate TCF Stock Account, including subaccounts as described in subsection (c) below, for each Eligible Employee who becomes a Participant in the Deferred Stock Plan, and each TCF Stock Account shall be maintained as follows:

(a)
If pursuant to the terms of an award under the Incentive Plan to an Eligible Employee the transfer of TCF Stock to the Eligible Employee is deferred subject to the terms of the Deferred Stock Plan, then the amount awarded to the Eligible Employee shall be credited to the Eligible Employee’s TCF Stock Account under the Deferred Stock Plan. The amount credited to the TCF Stock Account shall be measured in terms of shares of TCF Stock, such that the Participant’s TCF Stock Account shall be deemed to be invested in TCF Stock.

(b)
The shares credited under each TCF Stock Account are merely a measuring device to determine the amount owed to individual Participants hereunder. The Participant shall not be deemed a TCF Financial shareholder with respect to the amounts credited to the Participant’s TCF Stock Account. Each Participant shall be and remain an unsecured creditor of his or her Employer with respect to any payments due and owing hereunder. If shares of TCF Stock are contributed to or purchased by a grantor trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of benefits under the Deferred Stock Plan, the Participant shall have no right, title, or interest in such shares of TCF Stock, except as provided under the terms of the applicable trust agreement.

(c)
In order to apply the vesting rules imposed under the terms of the award under the Incentive Plan, a separate subaccount shall be maintained for each Plan Year in which an award under the Incentive Plan to the Participant is deferred subject to the terms of the Deferred Stock Plan.

(d)
Any distributions under the Deferred Stock Plan to a Participant with respect to the TCF Stock Account shall be made in the form of an in-kind distribution by the Employer (or the grantor trust described in subsection (b)) of the number of shares of TCF Stock deemed to be held for such Participant’s TCF Stock Account pursuant to the terms of the Deferred Stock Plan, except as provided in subsection (f).

(e)
The amount credited to the Participant’s TCF Stock Account shall be adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Stock. Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final.

(f)
In the event of a Change in Control in which TCF Stock is exchanged for shares of a successor company, or cash, securities or other property, such that TCF Stock is no longer outstanding, the shares of TCF Stock that were deemed to be held under the Participant’s TCF Stock Account upon the closing date shall be deemed to have been exchanged for the same consideration in the Change in Control as shareholders of TCF Stock generally receive in the Change in Control, and such consideration shall become the measure of the amount credited to the Participant’s TCF Stock Account under the Deferred Stock Plan.

(g)
If any dividends are paid with respect to TCF Stock, then for purposes of IRC § 409A the time and form of payment of such dividends (as earnings on the compensation deferred under this Plan) are treated separately from the time and form of payment of the underlying deferred compensation, as provided in this subsection (g). Notwithstanding any other provision of this subsection (g), no amount shall be paid to the Participant (nor credited to the Participant’s TCF Stock Account) on account of dividends paid with respect to TCF Stock that are paid prior to the date the shares of TCF Stock deemed to be held under the Participant’s TCF Stock Account are vested, so that no earnings (other than any change in share value) accrue under the Deferred Stock Plan with respect to shares credited to a TCF Stock Account prior to the vesting of the shares credited to the account, unless otherwise so provided in the applicable award grant under the Incentive Plan. Subject to the foregoing, a Participant may elect with respect to the shares awarded in any particular Plan Year that the dividend equivalent payable with respect to such shares be paid as provided either under paragraph (1) or paragraph (2) below. If the shares awarded under the Incentive Plan are subject to a vesting requirement of at least 12 months of service, then the election with respect to payment of dividend equivalents for those shares may be made any time not later than 30 days after the date of the award, in accordance with Treasury Regulation § 1.409A-2(a)(5). If the shares awarded under the Incentive Plan are not subject to a vesting requirement of at least 12 months of service, then the election with respect to payment of dividend equivalents for those shares must be made no later than December 31 of the year prior to the year of the award, in accordance with Treasury Regulation § 1.409A-2(a)(3). If no election is made by the Participant by the date required above, payment shall be made pursuant to paragraph (1) below.

(1)
If any dividends are paid with respect to TCF Stock, then in lieu of any adjustments to the Participants’ TCF Stock Account under the Plan, except as otherwise elected pursuant to paragraph (2), an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Participant whose account would otherwise be deemed to be due the deemed dividend, and the Participant’s TCF Stock Account shall not be credited with the deemed dividend. Such dividends generally shall be paid at the same time as paid to shareholders, but not later than the 15th day of the third month following the calendar year for which the dividend is paid.

(2)
Alternatively, the Participant may elect that if any dividends are paid with respect to TCF Stock, then such amount shall be credited to the Participant’s TCF Stock Account and shall be deemed to be reinvested in additional shares of TCF Stock. Such amount shall then be distributed as provided in Article VI.

V.    Vesting.

A Participant shall be entitled to a benefit attributable to the subaccount of the Participant’s TCF Stock Account for each Plan Year award equal to the amount credited to the subaccount multiplied by the applicable vesting percentage for that subaccount. The applicable vesting percentage shall be determined under the terms of the award grant under the Incentive Plan. Except as otherwise provided under the terms of the award grant under the Incentive Plan, upon the Participant’s Separation from Service the Participant shall forfeit the nonvested portion of any subaccount.

VI.	Distributions.

(a)
General Distribution Rules. A Participant shall receive payment of his or her vested TCF Stock Account (less applicable withholding), following the lapse of the restrictions with respect to the award, at the time or times specified under the terms of the applicable award grant under the Incentive Plan. Such payment time or times may be a specified date or a fixed schedule; one or more dates following a Separation from Service; or a combination of the foregoing, provided that the payment time or times specified constitute a permissible payment event under Treasury Regulation § 1.409A-3.

(b)	Change in Control; Death; Disability. Notwithstanding subsection (a):

(1)
In the event of a Change in Control, the entire vested amount credited to the Participant’s TCF Stock Account shall be distributed to the Participant as soon as administratively feasible following the Change in Control, but not later than the end of the Plan Year in which the Change in Control occurs, or, if later, by the 15th day of the third month following the date of the Change in Control.

(2)
If Separation from Service occurs as a result of death, the entire vested amount credited to the Participant’s TCF Stock Account shall be distributed to the Participant’s estate within 90 days following the Participant’s death.

(3)
In the event of a Participant’s Disability, the entire vested amount credited to the Participant’s TCF Stock Account shall be distributed to the Participant 30 days after the conditions for recognizing the Disability have been satisfied.

VII.    Committee.

The Committee shall have full power to construe, interpret and administer the Deferred Stock Plan, including to make any determination required under the Deferred Stock Plan and to make such rules and regulations as it deems advisable for the operation of the Deferred Stock Plan. The Committee shall have sole and absolute discretion in the performance of its powers and duties under the Deferred Stock Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone. Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.
VIII.    Benefits Unfunded.

The rights of Participants to benefits from the Deferred Stock Plan are solely as unsecured creditors of their Employers. Benefits payable under this Plan shall be payable from the general assets of the Employers and there shall be no trust fund or other assets secured for the payment of such benefits. In its discretion, an Employer may purchase or set aside assets, through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. The Deferred Stock Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

IX.	Amendment.

The Committee may amend the Omnibus Plan and the component Deferred Stock Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Omnibus Plan and may likewise terminate the Deferred Stock Plan as provided in Article X with regard to persons expecting to receive benefits in the future. The benefit, if any, payable to or with respect to a Participant as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on the Participant under IRC § 409A), diminished or delayed by such amendment or termination.

X.    Plan Termination.

The Committee in its discretion may terminate the Omnibus Plan and the component Deferred Stock Plan, and may accelerate distribution of Participant account balances under the Deferred Stock Plan to such time as the Committee shall determine notwithstanding the provisions of Article VI in accordance with one of the following:

(a)
The Omnibus Plan may be terminated within 12 months of a corporate dissolution of TCF Financial taxed under IRC § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)A), provided that the amounts deferred under the Omnibus Plan are included in the Participant’s gross income in the latest of -

(1)	The calendar year in which the plan termination and liquidation occurs;

(2)	The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)	The first calendar year in which the payment is administratively practicable.

(b)
The Omnibus Plan may be terminated pursuant to irrevocable action taken by the Employer within the 30 days preceding or the 12 months following a Change in Control event with respect to TCF Financial. However, any such termination within the 12 months after such a Change in Control shall require the consent of 80% of the participants as required in Article IX (which consent shall only be effective to the extent it does not result in the imposition of an excise tax on any Participant under IRC § 409A). For purposes of this paragraph, the Deferred Stock Plan will be treated as terminated only if all plans sponsored by the Affiliated Group immediately after the time of the Change in Control that are required to be aggregated with the Deferred Stock Plan under Treasury Regulation § 1.409A-1(c) are terminated, so that each Participant in the Deferred Stock Plan and all participants under substantially similar arrangements who experienced the Change in Control event are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date the Employer irrevocably takes all necessary action to terminate and liquidate all of such plans. Solely for purposes of this subsection (b), the Employer with the discretion to terminate the Deferred Stock Plan is the service recipient that is primarily liable immediately after the Change in Control event for the payment of the deferred compensation.

(c)	The Omnibus Plan may be terminated for any other reason, provided that:

(1)	the termination does not occur proximate to a downturn in the financial health of the Affiliated Group;

(2)
all plans sponsored by the Affiliated Group that would be required to be aggregated with this Omnibus Plan under Treasury Regulation § 1.409A-1(c) if the same Employee had deferrals of compensation under all of the plans are terminated and liquidated with respect to all Participants;

(3)	no payments other than those otherwise payable under the terms of the Omnibus Plan if the termination had not occurred are made within 12 months of the termination of the Omnibus Plan,

(4)	all payments are made within 24 months of the termination of the Omnibus Plan, and

(5)
no member of the Affiliated Group adopts a new plan that would be aggregated with any of the terminated plans under Treasury Regulation § 1.409A-1(c) at any time for a period of three years following the date of termination of the Omnibus Plan.

(d)	Such other events and conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

XI.	Accounts under Prior Frozen Plans.

Each Employer shall establish on its books a separate Account, including subaccounts as described in the Appendix for the applicable Frozen Prior Plan, for each Eligible Employee who is a Participant in a Prior Frozen Plan. Each such Account shall be maintained as provided in the applicable Appendix.

XII.	Distributions with Respect to Prior Frozen Plans.

A Participant shall receive payment of his or her Account under a Frozen Prior Plan as provided under the terms of the Appendix for the applicable Frozen Prior Plan.

XIII.    Miscellaneous.

(a)
Notices under this Omnibus Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN 55391. Notices under this Omnibus Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer.

(b)
Nothing in this Plan shall change a Participant’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)	Expenses of administering the Omnibus Plan shall be borne by the Employers in proportion to their share of Participants in this Omnibus Plan.

(d)	A Participant’s benefits under this Omnibus Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Participant or survivor thereof.

APPENDIX A

TCF FINANCIAL SENIOR OFFICERS DEFERRED COMPENSATION PLAN
(As Amended and Restated through January 24, 2005)

(Applicable only to amounts deferred in calendar years before 2005)

1.    Deferral of Incentive Compensation, Salaries and Stock Awards.
As provided in Exhibit D, effective for salaries and incentive compensation earned on or after January 1, 2005 and stock grants awarded after that date, no deferral elections shall be allowed under section 1 of this Plan as a result of Internal Revenue Code § 409A (“IRC § 409A”). Incentive compensation earned in 2004 (but paid in 2005) and stock awards made and deferred under this Plan prior to January 1, 2005 but which were not “earned and vested” (as defined in regulations issued pursuant to IRC § 409A) on or before December 31, 2004 shall remain under this Plan but subject to IRC § 409A, the election provisions of the next paragraph and section 5.m of this Plan as added by Exhibit D. All amounts which were earned and vested under this Plan as of December 31, 2004 are not subject to IRC § 409A and instead remain subject to the Plan as in effect on December 31, 2004 and as continued in this Plan restatement.

Notwithstanding the foregoing, during the calendar year 2005 the Company may offer some or all plan participants one or more elections, as the Company may determine in its discretion, to cancel or revoke a deferral election previously made under this section 1 and to have treated as current income in 2005 any amounts that were not earned and vested as of December 31, 2004 as determined under IRC § 409A, under such rules and procedures as the Company may determine for the elections which are consistent with the requirements of IRC § 409A and regulations issued thereunder.
2.    Committee.
The Committee (the “Committee”) shall consist of such members of the Compensation/Nominating/Corporate Governance Committee of the Board of Directors of TCF Financial Corporation who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission. Full power and authority to construe, interpret, and administer this Plan document shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan as are consistent with the terms of this Plan. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself. Notwithstanding anything in this Section 2 to the contrary, no action or determination made or taken by any officer of TCF Financial on behalf of the Committee, and no action or determination by the Committee affecting the amount payable under this Plan to a participant or beneficiary, shall be entitled to any deference by a reviewing court (i.e., judicial review of any such actions or determinations shall be de novo).

3.    Deferred Compensation Accounts.
Each Company shall establish on its books a separate account (“Account”), including sub-accounts pursuant to Exhibit A hereto and Section 10 hereof, for each of its Employees who becomes a participant in this Plan, and each such Account shall be maintained as follows:
a.    Each Account shall be credited with the Deferred Amounts elected by the Employee for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Employee. Separate Accounts will be maintained for any Deferred Amounts that are payable at different times or in different forms than other Deferred Amounts.
b.    Within 30 days after the date on which Deferred Amounts are credited to an Employee’s Account, they shall have been deemed to have been invested in such investments as shall be permitted by the Committee and as the Employee shall direct, except that Deferred Amounts pertaining to TCF Stock awards shall always be deemed to be invested in TCF Stock unless they are deemed to have been sold pursuant to a Change in Control Diversification Election. Any investment direction by an Employee shall be consistent with Section 10 and Exhibit A and shall be irrevocable with respect to the calendar year to which it applies, unless the Committee allows additional elections. While an Employee’s Account is deemed to be so invested, it shall be credited with all interest, dividends (whether in stock, cash, or other property), stock splits, or other property that would have been received if the Deferred Amounts had actually been so invested, except if an Employee has elected not to defer dividends. All cash deemed to have been received with respect to investments deemed to have been made for an Employee’s Account shall be deemed to be reinvested in such investments as the Employee shall direct as of a date selected by the Committee, which date shall be not more than 30 days after receipt of such direction, and the balance credited to an Employee’s Account as of any date shall be equal to the fair market value of the investments deemed to have been made for such Account as of such date. Starting with Deferred Amounts elected for the year 2000 and after Accounts for each Employee shall be separately maintained on a calendar year basis, with each year’s account (the “Class Year Account”) reflecting only the Deferred Amounts of compensation earned in that year and the investments in which the Deferred Amounts are deemed to be invested. All Deferred Amounts elected before the year 2000, including deferrals of TCF Stock awards made before that date, and the investments in which they are deemed to be invested from time to time, shall be aggregated and maintained as a “Pre-2000 Account.”
c.    Although the value of an Employee’s Account is to be measured by the value of and income from certain deemed investments, the Companies need not actually make such investments. The value of and income from such investments are merely a measuring device to determine the payments to be made to each Employee hereunder. Each Employee, and each other recipient of an Employee’s Deferred Amounts pursuant to Section 7, shall be and remain an unsecured general creditor of the Company by which he is employed with respect to any payments due and owing to such Employee hereunder. If a Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for an Employee’s Account, either directly or through the trust described in Section 4, such investments shall be solely for the Company’s or such trust’s own account, and the Employees shall have no right, title or interest therein.
d.    Sub-accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.
e.    Notwithstanding the provisions of Exhibit A and Section 10, in the event of a Change in Control in which TCF Stock is exchanged for shares of a successor company, or for cash, securities or other property, such that TCF Stock is no longer outstanding, each Employee may make a one-time diversification election prior to the closing of the Change in Control to have the assets then deemed to be held in the Employee’s TCF Stock Account deemed to have been sold in an orderly liquidation after the closing and the proceeds deemed to have been reinvested in such investments as the Employee shall elect. If the Employee does not make such a diversification election, the shares of TCF Stock that were deemed to have been allocated to the Employee’s account upon the closing shall be deemed to have been exchanged for the same consideration in the Change in Control as shares of TCF Stock generally receive in the Change in Control. Any portion of such consideration consisting of securities of a successor company will be allocated to the TCF Stock Account and thereafter will be subject to the same restrictions on deemed sales as applied to TCF Stock prior to the Change in Control. Any portion of such consideration consisting of assets other than securities of a successor company will be allocated to the Employee’s Diversified Account.
f.    An Employee’s right to direct the deemed investments of the Employee’s Account shall continue during any period of distribution subsequent to the Employee’s termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trust funds as permissible deemed investments only for the Accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such Accounts.
g.    Sub-Accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.
4.    Trust.
TCF Financial has established a trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of Deferred Amounts. The trust provides for separate accounts in the name of each Employee who has elected a Deferred Amount. Each Company shall contribute to the trust such amounts as are necessary to keep the separate accounts maintained for that Company’s Employees sufficient at all times to pay in full all benefits payable under the Plan with respect to such Company’s Employees, including, without limitation, any liquidated damages payable to such Company’s Employees pursuant to Section 9.f. In addition:
a.    TCF Financial may, in its sole discretion, require the Companies to contribute additional amounts, which TCF Financial may direct the Trustee not to credit to an account for any Employee, but instead to a general account for the payment of Plan expenses; and
b.    within ten (10) business days following the occurrence of a Change in Control, the Companies shall contribute an amount equal to 300% of the aggregate expenses incurred by the Companies and the Trustee in administering the Plan and the trust described in this Section 4 during the last full calendar year immediately preceding the occurrence of the Change in Control, which amount shall also be credited to a general account for the payment of Plan expenses. If the aggregate expenses that were incurred by the Companies and the Trustee in administering the Plan and the trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.
The assets of the trust shall be invested in accordance with the provisions of the agreement or agreements pursuant to which the trust is maintained, which agreement(s) shall be consistent with the terms of this Plan.

The trustee of the trust (“Trustee”) shall be a corporate trustee independent of the Companies. The trust assets shall remain subject to the claims of the Companies’ general creditors.
5.    Payment of Deferred Amounts.
a.    Deferrals On or After January 1, 2000 (“Class Year Accounts”). For Deferred Amounts of compensation earned on or after January 1, 2000 and of TCF Stock awards made on or after that date, at the same time as the Employee elects the Deferred Amounts for a calendar year, or for a TCF Stock Award, the Employee shall also elect the timing and form of distribution of such Deferred Amounts for that year, or for the TCF Stock award, from among the following options:
(I)    Upon a Date Certain. As to Deferred Amounts other than TCF Stock awards, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence on a date in a year designated by the Employee (“Date Certain”) either before or after employment termination but in no event sooner than two calendar years after the calendar year when the Deferred Amount was earned, subject to the Committee’s designation of a uniform month and day for each year. For all Deferred Amounts, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid on or to commence on such Date Certain. Any distribution in annual installments shall commence 30 days after the Date Certain with succeeding installments paid thereafter on the date designated by the Committee in each subsequent year. Each installment shall consist of the balance of the Employee’s account at the end of the previous calendar year, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid. Distributions of amounts credited to the Employee’s TCF Stock account shall be made in whole shares of TCF Stock (disregarding any shares in suspense or unvested as of the end of the calendar year). Distributions of amounts credited to the Employee’s Diversified Account shall be made in cash. Distributions shall be charged first to any available cash that is deemed to be held in the Employee’s Account and, to the extent such cash is not sufficient to cover the distribution, pro rata to the TCF Stock Account and the Diversified Account (by liquidating pro rata portions of each deemed investment in the Diversified Account).
(II)    Upon Disability. The Employee may designate an alternative distribution in the event of Disability, as defined in this Plan, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such Disability occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock with respect to amounts credited to the TCF Stock account, shall be the same as under the preceding paragraph (I).
(III)    Upon Other Termination of Employment, Including Retirement and Death. The Employee may designate an alternative distribution in the event of a termination of employment, including retirement, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such termination of employment occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock with respect to amounts credited to the TCF Stock account, shall be the same as under the preceding paragraph (I).
(IV)    Upon a Change in Control. The Employee may designate an alternative distribution in the event of a Change in Control (as defined in Section 5.j.) in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or, in the case of annual installments, to commence 30 days after the one year anniversary of the closing of such Change in Control. The determination of payments and installments, including the distribution of only whole shares of TCF Stock from the TCF Stock account, shall be the same as under the preceding paragraph (I).
b.    Pre-2000 Account. Not later than 30 days after an Employee’s “Distribution Event” (as defined herein), the Trustee shall commence distribution of the amounts credited to such Employee’s Pre-2000 Account. Notwithstanding the foregoing sentence, if an Employee’s distribution requires Committee action then the commencement of distributions shall occur not later than 30 days after such Committee action or, if later, after the Employee’s Distribution Event. Provided, that the Committee shall take any action required of it no later than its next regularly scheduled meeting after the Employee’s Distribution Event. An Employee’s “Distribution Event” is the first to occur of the following: (i) termination of employment; (ii) disability or (iii) the date one year after a Change in Control (as defined herein). Commencing within such 30 day period, the balance credited to the Employee’s Account shall be paid as follows.
15-Year Payment Schedule Subject to Acceleration by Committee. For distributions not subject to Section 5.c., d., or k., payment of the Employee’s Pre-2000 Account shall be in fifteen annual installments unless the Committee approves a different schedule or the Employee’s account is subject to the last paragraph of this Section 5.b. The Committee may determine on a case by case basis to approve a different payment schedule for an Employee after taking into account whether the Employee has executed or will execute a non-competition agreement in form and scope reasonably acceptable to the Committee. The Committee may also consider such other factors as the Committee considers appropriate in each case. Any alternative payment schedule the Committee approves under this Section 5.b. may be in the form of installments over such period as the Committee selects, in the form of a lump sum, or any combination of installments and lump sum payments. For distributions from the Accounts of Employees who did not consent to the terms of this Section 5.b., the balance in the Account shall be paid as provided at the end of this section.
(I)    The first payment under Section 5.b. shall be paid on a date the Committee selects which is no later than 30 days after the Committee’s direction as to the form and timing of distributions is made or, if later, 30 days after the Employee’s Distribution Event. If no date is selected, the first payment shall be on the date that is the later of 30 days after the Committee’s action or 30 days after the Employee’s Distribution Event. Succeeding installments (if any) shall be paid on January 31 of each calendar year following the calendar year in which the first payment was made.
(II)    Each payment shall be made in cash or in kind as the Committee, in its discretion, shall determine except that distributions of amounts credited to an Employee’s TCF Stock Account shall be distributed in the form of TCF Stock. If the Committee makes no instruction, distributions of amounts credited to an Employee’s Account that are deemed to be invested in assets other than TCF Stock shall be distributed in the form of cash. Annual installments are intended to be substantially equal in value. To that end, each annual distribution shall be determined as follows. The amount credited to Employee’s Account, as reported on the latest available account statement, shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the number if installments remaining to be paid, including the current installment. The value of any portion of the account distributed in cash shall be equal to the cash that would have been received if the assets in which the Account was deemed to have been invested had been liquidated on the latest practicable date prior to the distribution date.
(III)    Notwithstanding the foregoing subparagraph (I), an Employee who has terminated employment and commenced receiving payments may elect each year to have the payment otherwise due on January 31 of the next succeeding year paid as monthly installments instead, with each payment made on the last day of each month. Any such election shall be made in writing and delivered to the Committee on or before December 1 prior to any year for which it is to be effective. Such election may also indicate the assets to be deemed to have been liquidated in connection with each monthly payment (subject to the requirement that distributions of amounts credited to an Employee’s TCF Stock Account must be distributed in the form of whole shares of TCF Stock). The amount of each monthly payment shall be equal to the amount that would otherwise be paid in one payment in January, divided by 12. Any assets that must be deemed to have been liquidated in order to pay monthly benefits shall be deemed to have been liquidated on the last practicable date prior to the installment’s payment date. In no event shall this subparagraph be construed as allowing the executive to lengthen or shorten the number of years over which his or her benefits will be paid; the election herein pertains only to timing of payments within a year.
Pre-2000 Account: Lump Sum Payment. For an Employee’s Pre-2000 Account, distributions to Employees who did not consent to the foregoing terms of Section 5.b. at the time such provisions were added to the Plan in 1996, shall occur on or about the 30th day after the Employee’s Distribution Event. Distribution shall consist of a single lump sum equal to the total value of the Employee’s Pre-2000 Account, unless the termination of employment was due to retirement or disability (as defined herein), in which case the distribution shall be in five annual installments. However, the Committee shall reduce the number of the installments if necessary to provide for annual payments of at least $15,000. In addition, if the value of the Employee’s Account is less than $15,000 as of any annual installment payment date, the Account shall be paid in full as of such installment payment date. Distributions shall be in the form of cash, except that any portion of the Account that is deemed to be invested in TCF Stock shall be distributed in the form of whole shares of TCF Stock. The value of any portion of the account distributed in cash shall be equal to the cash that would have been received if the assets in which such portion of the Account was deemed to be invested had been liquidated by the Trustee on the latest practicable date prior to the distribution date.
c.    Overriding Lump Sum Distribution in Exchange for Non-Competition Covenant or Reduction in Account Balance. Effective on and after September 30, 1998, each Employee who so elects in accordance with this paragraph c. and who has had a Distribution Event shall be entitled to elect to receive a lump sum form of distribution of either the Pre-2000 Account or any Class Year Account. A lump sum distribution shall consist of a single distribution of the entire value of the Employee’s Pre-2000 or Class Year Account (unless the Employee elects to apply the election to only the portion of the Account that is deemed to be invested in TCF Stock or to only the portion of the Account that is deemed to be invested in assets other than TCF Stock) on or about 30 days after the later of the Employee’s Distribution Event or the date on which the Employee’s election is filed with TCF Financial. The distribution shall be in the form of cash, except that any portion of the Employee’s Account that is deemed to be invested in TCF Stock shall be distributed in the form of whole shares of TCF Stock. The value of any portion of the Account distributed in cash shall be equal to the cash that would have been received if the assets in which such portion of the Account was deemed to be invested had been liquidated by the Trustee on the latest practicable date prior to the distribution date. An Employee’s election under this paragraph c. may occur at any time prior to or after the commencement of distributions to such Employee. If distributions have already commenced, such election shall apply only to the balance of the Employee’s Account at the time of the election. The election shall be made on such form as TCF Financial reasonably requires and shall be accompanied by whichever of the following the Employee elects to provide: (a) a noncompetition agreement having a value as of the Committee’s action date, equal to at least 10% of the then-current value of the Employee’s Account; (b) the Employee’s written acceptance of a reduction by 10% in the Employee’s Account; or (c) the Employee’s written acceptance of a reduction by less than 10% in the Employee’s Account and a non-competition agreement having a value as of the Committee’s action date equal to at least the difference between 10% of the then-current value of the Employee’s Account and the reduction accepted in writing by the Employee.
d.    Change in Control Distribution. In the event of a Change in Control (as defined in this Plan) all Pre-2000 Accounts in the Plan will be distributed to all Employees. If the Employee’s Pre-2000 Account is subject to Section 5.b., distribution will be in the form required by Section 5.b. If the Employee elects to have Section 5.c. apply to the Pre-2000 Account, however, then distribution will be in the form of a lump sum. Any election to apply Section 5.c. to an Account in connection with a Change in Control shall meet the requirements of Section 5.c. The first payment, or the lump sum payment, whichever applies, of a Pre-2000 Account shall occur on or about 30 days after the earlier of (i) the date one year after the Change in Control, or (ii) the date of the Employee’s termination of employment or disability. Any shares of TCF Stock (or securities of a successor company exchanged for TCF Stock) that are deemed to be held in the TCF Stock Account shall be distributed in the form of investment in which they are then deemed to be held. The value of any distribution from the Diversified Account distributed in cash shall be equal to the cash that would have been received if the assets in which the Diversified Account was deemed to be invested had been liquidated by the Trustee on the latest practicable date prior to the distribution date. Notwithstanding anything in this Section 5.d. to the contrary, if at least twelve months prior to the earlier of: (A) the date on which a Change in Control occurs; or (B) the date on which a definitive agreement pursuant to which a Change in Control occurs is signed by all parties, an Employee files a written election with the Committee to have his or her Pre-2000 Account in the Plan distributed on a Date Certain in accordance with rules substantially similar to those described in Section 5.a.(I) or upon termination of employment in accordance with rules substantially similar to those described in Section 5.a.(III), the Employee’s Pre-2000 Account shall be distributed in accordance with the Employee’s last timely written election to that effect and not in accordance with the default rules of this Section 5.d. Notwithstanding anything in this Section 5.d. to the contrary, if at least twelve months prior to a Change in Control an Employee files a written election with the Committee to have his or her Pre-2000 Account in the Plan distributed on a Date Certain in accordance with rules substantially similar to those described in Section 5.a.(I) or upon termination of employment in accordance with rules substantially similar to those described in Section 5.a(III), the Employee’s Pre-2000 Account shall be distributed in accordance with the Employee’s last timely written election to that effect and not in accordance with the default rules of this Section 5.d. In the event of a Change in Control, all Class Year Accounts of an Employee shall be distributed to the Employee if he or she so elected, at the time and in the manner elected under Section 5.a. at the time the Class Year Account was deferred. If the Employee subsequently elects to have Section 5.c. apply to the Class Year Account, however, then distribution shall be in the form of a lump sum.
e.    For purposes of this section, an Employee’s employment is considered to terminate as of the date which is the later of (i) Employee’s last date of service for the Company, or (ii) the last date on which there is an employment relationship between the Employee and a Company.

f.    For purposes of this section, an Employee is disabled as of the date the Employee is eligible for payments under the long term disability plan of a Company.
g.    In the event installment payments commence and any installments are unpaid at the time of Employee’s death, the payments shall be made at the times and in such amounts as if Employee were living to the persons specified in Section 7.a.
h.    For purposes of this section, an Employee’s termination of employment is a retirement if so determined by the Committee under all the facts and circumstances.
i.    For purposes of this Section 5, the value of a non-competition agreement shall be determined in all cases on the basis of an independent appraisal, unless such an appraisal is deemed unnecessary by both the Committee and the Employee.
j.    For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any “person” as defined in Sections 13.d. and 14.d. of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial’s then outstanding securities (for purposes of this clause (i), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities); or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated. The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated.
k.    Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine with respect to an Employee who has terminated employment with a Company that part or all of the value of the Employee’s Deferred Amounts or Plan Account which has not actually been distributed to the Employee, or that part or all of a separate account that has been established for the Employee under a trust described in Section 4, is nevertheless required to be included in the Employee’s gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Employee in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A “final determination” of the Internal Revenue Service for purposes of this Section 5.k. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Employee does not appeal within the time prescribed for appeals.
l.    Effective for distributions commencing on or after May 16, 2001, an Eligible Employee may elect to have benefits due under this Plan distributed in any one of the forms allowed by the Plan, provided that the election is in writing and is executed and delivered to TCF Financial or to its Corporate Secretary (or designee) on behalf of TCF Financial, prior to the Employee’s termination of employment and no later than one year (365 days) before such Employee’s distribution event.
m.    Notwithstanding the foregoing, with respect to any amounts deferred by Participants under the Plan on or before December 31, 2004, but which were not earned and vested (as defined under IRC § 409A) on that date, such amounts shall be separately accounted for under the Plan and shall be distributed to the Participant in a lump sum form of distribution no sooner than six months after the earliest to occur of the following: such Participant’s termination of employment, financial emergency (as defined in IRC § 409A), disability or death, previously-elected date certain, the termination of the Plan (to the extent IRC § 409A permits distributions on Plan termination), change in control (to the extent IRC § 409A permits distributions upon a change in control) or any other distribution event under the Plan which is a permitted distribution event under IRC § 409A.
6.    Emergency Payments. In the event of an “unforeseeable emergency” as determined hereafter, the Committee may determine the amounts payable under Section 5 hereof and pay all or a part of such amounts without regard to the payment dates provided in Section 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Employee (or his beneficiary) occasioned by severe financial hardship. For the purposes of this Section 6, an “unforeseeable emergency” is a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Employee or beneficiary, loss of the Employee’s or beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee or beneficiary. Payments shall not be made pursuant to this Section 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Employee’s or beneficiary’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Employee’s deferrals under the Plan. Such action shall be taken only if Employee (or Employee’s legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.
7.    Method of Payments.
a.    In the event of Employee’s death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Employee and received by the Committee prior to Employee’s death, or if Employee fails to so name any person, the amounts shall be paid to Employee’s estate or the appropriate distributee thereof. The Committee, the Companies, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.
b.    Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

i.    directly to such incompetent person,
ii.    to the legal representative of such incompetent person, or
iii.    to some near relative of the incompetent person to be used for the latter’s benefit.
c.    Except as otherwise provided in Sections 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be pledged, encumbered, or otherwise liable or taken for any obligation of such person.
d.    All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company(ies) by which the Eligible Employee was employed, except to the extent that such payments are made out of the trust described in Section 4.
e.    Unless commenced earlier at the direction of the Committee or suspended due to a Company’s Insolvency, payments from the trust described in Section 4 shall be commenced by the Trustee (without the need for further instructions from the Committee) in accordance with the most recent payment instructions provided by the Committee after the Trustee (i) acquires actual knowledge of the occurrence of an event that requires payment to commence (a “payment event”), (ii) is notified by the Committee that a payment event has occurred, (iii) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5.j. of this Plan, or (iv) in the case of a participant’s termination of employment, is notified in writing by the participant that the participant’s termination of employment has occurred. The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee. Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination. If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall commence payment of accounts (that are not payable earlier) in the manner required upon the occurrence of a Change in Control.
f.    Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan. The Trustee shall have no obligation to perform such a review and consider such a determination until after (i) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (ii) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (iii) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond. Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.
8.    Claims Procedures.

a.    If a claim for benefits made by any person (the “Applicant”) is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.
b.    Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.
c.    Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.
9.    Miscellaneous.
a.    Except as limited by Section 7.c. and except that an Employee shall have a continuing power to designate a new recipient in the event of Employee’s death at any time prior to such death without the consent or approval of any person theretofore named as Employee’s recipient by an instrument meeting the requirements of Section 7.a., this document shall be binding upon and inure to the benefit of each Company, the Employees, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.
b.    Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail or overnight delivery service, return receipt requested. Any notice given by registered mail or overnight delivery service shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.
c.    Nothing in this document shall interfere with the rights of any Employee to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.
d.    Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company to terminate an Employee’s employment at will.
e.    This Plan constitutes a mere promise by the Companies to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of an Employee or beneficiary to receive benefit payments hereunder are solely those of an unsecured general creditor.
f.    Amounts that are paid more than 30 days after the later of the date on which they are due according to the terms of this Plan or the date on which a written claim for such amounts is received by the Committee shall incur interest at the rate of fifteen percent per annum (eighteen percent per annum if the payment occurs after a Change in Control) from date as of which payment was due. In addition, if all or any portion of the distribution is payable in the form of TCF Financial stock, and the value of such stock at the time of distribution is less than its value on the the date as of which payment was due, the payee shall be entitled to liquidated damages equal to 100% (120% if the payment occurs after a Change in Control) of the aggregate difference in value between the value of the distributed shares on the date their distribution was due (without regard to the 30-day grace period) and the value of the distributed shares on the actual date of distribution.
g.    Any costs or attorneys’ fees incurred by a participant or beneficiary in connection with the collection of benefits that were not timely paid under this Plan shall be reimbursed by the Companies.
h.    Notwithstanding anything in this Plan to the contrary, effective January 1, 2003, if the beneficiary of a participant is not the participant’s spouse, the payment to that beneficiary shall be made in the form of an immediate lump sum distribution of the entire portion of the participant’s account payable to that beneficiary, without regard to any outstanding installment payment election.
10.    Investment Elections by Employees; Deferred TCF Stock Awards.
a.    Employees may elect to have investments that have been deemed to have been made in their Deferred Compensation Accounts under Section 3 or 4 deemed to have been liquidated and reinvested as directed, provided that any investment election shall be exercised in writing by the Employee and approved by the Committee or its approved representative under such terms and conditions as the Committee deems appropriate (Exhibit A to this Plan), and further provided, that on and after September 30, 1998 any deemed investments in TCF Stock shall be subject to paragraph b of this Section 10.
b.    If an Employee directs or retains any deemed investment in shares of TCF Stock on or after September 30, 1998, or defers an award of TCF Stock, the Employee’s Account shall include a TCF Stock Account which shall operate as follows:
i.    All shares of TCF Stock that were deemed to have been held in the Employee’s Account on September 30, 1998 (excluding any shares held unvested pursuant to paragraph c of this section) shall be allocated on that date to the Employee’s TCF Stock Account and the fixed number of shares so allocated shall be the beginning balance of the TCF Stock Account.
ii.    Thereafter, the TCF Stock Account shall be increased by the number of shares, if any, of TCF Stock purchased (or deemed to be purchased) from Deferred Amounts or from dividends (other than nondeferred dividends) and/or interest pursuant to the Employee’s directions under Section 3 of this Plan and by any shares of TCF Stock becoming vested, as provided in paragraph c of this section.
iii.    The balance of shares of the TCF Stock Account shall in no event be decreased.
iv.    Shares allocated to the Employee’s TCF Stock Account shall be subject to all of the restrictions and other provisions of this Committee’s action dated 8-24-98 establishing separate accounts for TCF Stock as compared to non-TCF Stock assets.
v.    Notwithstanding the following, effective January 1, 2005 no further elections shall be allowed under section 10.b.v of this Plan as provided in Exhibit D. An employee’s last election before December 31, 2004 shall remain in effect until the employee’s entire account is distributed.
c.    Deferred Amounts consisting of TCF Stock awards shall be held unallocated until such time as the shares vest in accordance with the terms of the award agreement. As of the date any such shares become vested, the number of shares vesting shall be allocated to the Employee’s Account and shall thereafter become subject to distribution the same as any other shares of TCF Stock in which the TCF Stock account is deemed invested. Any cash dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employee’s account and deemed invested as directed by the Employee. Any stock dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employees’ TCF Stock account and increase the TCF Stock account balance unless such dividends are in the nature of a stock split, in which case they shall be held unallocated until such time as the award vests.
11.    Termination or Amendment. This Plan may be amended at any time and from time to time upon the approval of the Board of Directors of TCF Financial; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan. In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting participants and beneficiaries shall be transferred to a separate plan that is identical to this Plan in all respects except that it may include the proposed amendment. The Board of Directors may terminate this Plan in its discretion, except that any such termination shall require the written consent of all participants, all participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan, unless it is an automatic termination of the Plan under section 5.k. hereof. In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed termination of the Plan, the Plan shall terminate as to the consenting participants and beneficiaries and shall continue in effect for the participants and beneficiaries who do not consent.

EXHIBIT A of APPENDIX A
(Action of 16b-3 Sub-Committee of the Personnel Committee Establishing TCF Stock Accounts and Diversified Accounts effective as of September 30, 1998 and as amended effective as of January 1, 2000)
1.    Effective as of September 30, 1998 (the “Effective Date”), each participant’s Account in the Plan shall be divided into two sub-accounts: a “TCF Stock Account” and a “Diversified Account.” All shares of common stock of TCF Financial (“TCF Stock”) that are deemed to be held in a participant’s Account on the Effective Date shall be allocated as of that Date to the Participant’s TCF Stock Account. All other investments that are deemed to be held in a participant’s Account on the Effective Date shall be allocated as of that Date to the participant’s Diversified Account. Thereafter, the Sub-Accounts shall operate as follows:
a.    The TCF Stock Account shall be deemed to be invested solely in shares of TCF Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment). The Diversified Account shall not at any time be deemed to be invested in any shares of TCF Stock. Except as permitted by paragraph e, below, no transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.

b.    A participant’s TCF Stock Account shall be deemed to be invested in all shares of TCF Stock allocated to it on or after the Effective Date and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner. Upon the occurrence of a Distribution Event (as defined in the Plans) the distributions from the Plan to the participant with respect to such shares will be made in an in-kind distribution pursuant to the terms of the Plan.
c.    The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Stock, but shall be deemed to invest in such investments as the participant directs and as the Committee permits from time to time.
d.    Any new Deferred Amounts for a participant after the Effective Date shall be allocated to either the participant’s TCF Stock Account or to such participant’s Diversified Account, as the participant shall direct in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. The Deferred Amounts shall be credited to the applicable sub-Account as of the same date that they are otherwise credited to the participant’s Account under Section 3.a. of the Plan.
e.    Dividends deemed to have been generated by a participant’s TCF Stock Account and which are deferred shall be deemed to have been reinvested in the TCF Stock Account, or in the Diversified Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. Any interest or dividends deemed to have been generated by a participant’s Diversified Account shall be deemed to have been reinvested in the Diversified Account, or in the participant’s TCF Stock Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year, unless management determines that the deemed reinvestment of interest and dividends within or from the Diversified Account is not administratively feasible. If the participant does not file an election with respect to the investment of interest and/or dividends, all interest and dividends shall be deemed to have been reinvested in the asset that generated them.

EXHIBIT B of APPENDIX A
RE: IRS NOTICE 2000-56
Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Company for the benefit of employees or service providers of TCF Financial or such Company are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Company. In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Company from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Exhibit B, however, shall relieve any Company of its obligation to pay any benefits due from the Company to a participant or beneficiary under the terms of the Plan.
Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, any TCF Financial stock or other assets not transferred to a Company’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

EXHIBIT C of APPENDIX A

DISTRIBUTION PROCEDURES
(10-03-01)
Covered Plans. These Procedures have been adopted as Appendices to the following plans: Executive, Senior Officer, and Winthrop Deferred Compensation Plans and Supplemental Employees Retirement Plan (“SERP”) - 401-k Plan Portion.
Timing of Distribution (Lump Sum vs. Installment). As elected by the employee at the time of joining the plan. Superseding elections may be made at any time up to one year prior to distribution.

•	Lump Sum -- 30 days after “distribution event” (usually, termination of employment).

•
Installments -- First installment is 30 days after distribution event. Subsequent installments on February 15th of each succeeding year. Each installment amount is determined by multiplying the account balance on 12/31 of previous year by a fraction of 1/number of remaining installments.

Form of Distribution -- Stock or Cash

If Your Account is 100% TCF Stock.	If Your Account Contains both TCF Stock and Diversified Account.	If Your Account is 100% Diversified Account.
The distribution will be settled entirely in whole shares of TCF Stock (plus cash for any fractional share).
Automatic Method - Cash first, then pro rata: The distribution will be deducted first from any cash/money market balances in your plan account, then pro rata from TCF Stock and Diversified Plan Account balances. TCF Stock portion will be made in whole shares of TCF Stock (with cash for any fractional share). Diversified Account portion will be paid in cash equal to its value on February 15th.

Automatic Method -- Cash first, then pro rata: The distribution will be deducted first from any cash/money market balances in your plan account, then pro rata from the deemed investments in your Diversified Account. The distribution will be paid in cash equal to the value on February 15th of the deemed investments from which it was deducted.

Alternative Elections: 1. You may direct the deemed sale of non-TCF stock assets to provide cash for the distribution. 2. You may specifically designate the assets to apply to the distribution. (Example: You specify 100% of the distribution will come from the Diversified Account).

Alternative Elections: 1. You may direct the deemed sale of assets to provide cash for the distribution. 2. You may specifically designate the assets to apply to the distribution. (Example: You specify 100% of the distribution will come from one particular investment in the Diversified Account).

	Election Deadline: December 31 of the previous year.	Election Deadline: December 31 of the previous year.

Tax Withholding

Automatic Method of Withholding -- Net Pro rata Against the Distribution: The minimum required withholding (28% federal plus applicable state percentage) will be deducted from each part of the distribution on a pro rata basis by type of asset. Valuation for both the income reported and the withholding will be based on deemed sale price of the investment on February 15th.

Alternative Election -- Pay by Check: You may elect to pay the withholding by check. TCF Legal will calculate the amount due on February 15th based on average market values on that date. TCF Legal must receive check before the distribution will be forwarded to you.

Alternative Election -- Specify Netting: You may elect to net the withholding against the distribution on some basis other than pro rata. (Example: You specify that 100% of withholding will come from the Diversified Account portion of the distribution.)

Election Deadline - December 31 of the previous year.	Election Deadline - December 31 of the previous year.

•
Distributions will be sent by U.S. Mail to your home address on file with the TCF Legal Department unless you have provided other delivery instructions in writing. If you have a stock brokerage account, distributions can be sent to it on a same day basis.

•	These procedures are subject to interpretation and application by the company, whose interpretation is final.

EXHIBIT D of APPENDIX A

FREEZING OF PLAN AND OTHER AMENDMENTS
UNDER INTERNAL REVENUE CODE § 409A

(01-05-05)

Effective January 1, 2005, no further deferral elections shall be allowed under section 1 of this Senior Officer Deferred Compensation Plan and no further elections shall be allowed under section 10.b.v of the Plan.
The Company may offer elections to Plan participants during the calendar year 2005 under terms authorized by IRC § 409A to revoke or cancel their previous elections on amounts previously deferred that were not “earned and vested” on December 31, 2004 (as defined under IRC § 409A or regulations issued thereunder) as provided in new Plan section 1 and may allow participants to elect whether or not to pay tax withholding on any shares distributed to them by netting the tax withholding due against the shares, provided any such election is made no less than 6 days before the shares are distributed (it being the intention that such election will be exempt from matching under Rule 16b-3).
Any amounts not earned and vested on December 31, 2004 (as defined in the previous paragraph) and for which deferral is not revoked or cancelled under the new Plan section 1 shall be subject to the new Plan section 5.m.
This Exhibit D is not intended to add any options or enhancements to the Plan nor to in any other way constitute a “material modification” (as defined in IRC § 409A and in regulations issued thereunder) to the Plan. Any and all interpretations of this Exhibit D (and the sections added by this Exhibit D to the Plan)

shall be construed consistent with this intent. The Plan continues in effect with respect to amounts deferred under the Plan for the years 2004 and before which were earned and vested on or before December 31, 2004. The Plan is not subject to IRC § 409A or regulations issued thereunder except with respect to any amounts that were not earned and vested, as defined pursuant to IRC § 409A, by December 31, 2004.

APPENDIX B

WINTHROP RESOURCES CORPORATION
NON-QUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated through January 24, 2005)
1.    Deferral of Incentive Compensation, Salaries and Stock Awards. As provided in Exhibit D, effective for salaries and incentive compensation earned on or after January 1, 2005 and stock grants awarded after that date, no deferral elections shall be allowed under section 1 of this Plan as a result of Internal Revenue Code § 409A (“IRC § 409A”). Incentive compensation earned in 2004 (but paid in 2005) and stock awards made and deferred under this Plan prior to January 1, 2005 but which were not “earned and vested” (as defined in regulations issued pursuant to IRC § 409A) on or before December 31, 2004 shall remain under this Plan but subject to IRC § 409A, the election provisions of the next paragraph and section 5.m of this Plan as added by Exhibit D. All amounts which were earned and vested under this Plan as of December 31, 2004 are not subject to IRC § 409A and instead remain subject to the Plan as in effect on December 31, 2004 and as continued in this Plan restatement.

During the calendar year 2005 the Company may offer some or all plan participants one or more elections, as the Company may determine in its discretion, to cancel or revoke a deferral election previously made under this section 1 and to have treated as current income in 2005 any amounts that were not earned and vested as of December 31, 2004 as determined under IRC § 409A, under such rules and procedures as the Company may determine for the elections which are consistent with the requirements of IRC § 409A and regulations issued thereunder.
2.    Committee. The Committee (the “Committee”) shall consist of the Board of Directors of Winthrop. Full power and authority to construe, interpret, and administer this Plan document shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan as are consistent with the terms of this Plan. The Committee shall have authority to designate officers of TCF Financial or Winthrop and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself. Notwithstanding anything in this Section 2 to the contrary, no action or determination made or taken by any officer of TCF Financial or Winthrop on behalf of the Committee, and no action or determination by the Committee affecting the amount payable under this Plan to a participant or beneficiary, shall be entitled to any deference by a reviewing court (i.e., judicial review of any such actions or determinations shall be de novo).

3.    Deferred Compensation Accounts.
Each Company shall establish on its books a separate account (“Account”) including sub-accounts pursuant to Exhibit A hereto and Section 10 hereof for each of its Employees who becomes a participant in this Plan, and each such Account shall be maintained as follows:
a.    Each Account shall be credited with the Deferred Amounts elected by the Employee for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Employee. Separate Accounts will be maintained for any Deferred Amounts that are payable at different times or in different forms than other Deferred Amounts.
b.    Within 30 days after the date on which such Deferred Amounts are credited to an Employee’s Account, they shall be deemed to have been invested in such investments as shall be permitted by the Committee and as the Employee shall direct except that Deferred Amounts pertaining to TCF Stock awards shall always be deemed to be invested in TCF Stock unless they are sold pursuant to a Change in Control Diversification Election. Any investment direction of an Employee shall be consistent with Section 10 and Exhibit A and shall be irrevocable with respect to the calendar year to which it applies, unless the Committee allows additional directions. While an Employee’s Account is deemed to be so invested, it shall be credited with all interest, dividends (whether in stock, cash, or other property), stock splits, or other property that would have been received if the Deferred Amounts had actually been so invested except if an Employee has elected not to defer dividends. All cash deemed to have been received with respect to investments deemed to have been made for an Employee’s Account shall be deemed to have been reinvested in such investments as the Employee shall direct as of a date selected by the Committee, which date shall be not more than 30 days after receipt of such direction, and the balance credited to an Employee’s Account as of any date shall be equal to the fair market value of the investments deemed to have been made for such Account as of such date. Accounts for each Employee shall be separately maintained on a calendar year basis, with each year’s account (the “Class Year Account”) reflecting only the Deferred Amounts of compensation earned in that year and the investments in which the Deferred Amounts are deemed to be invested.
c.    Although the value of an Employee’s Account is to be measured by the value of and income from certain deemed investments, the value of and income from such investments are merely a measuring device to determine the payments to be made to each Employee hereunder. Each Employee, and each other recipient of an Employee’s Deferred Amounts pursuant to Section 7, shall be and remain an unsecured general creditor of the Company by which he or she is employed with respect to any payments due and owing to such Employee hereunder. If a Company should from time to time, in its discretion, actually purchase the investments deemed to have been made for an Employee’s Account, either directly or through the trust described in Section 4, such investments shall be solely for the Company’s or such trust’s own account, and the Employees shall have no right, title or interest therein.
d.    Sub-accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.
e.    Notwithstanding the provisions of Exhibit A and Section 10, in the event of a Change in Control in which TCF Stock is exchanged for shares of a successor company, or for cash, securities or other property, such that TCF Stock is no longer outstanding, each Employee may make a one-time diversification election prior to the closing of the Change in Control to have the assets then deemed to be held in the Employee’s TCF Stock Account deemed to have been sold in an orderly liquidation after the closing and the proceeds deemed to have been reinvested in such investments as the Employee shall elect. ’If the Employee does not make such a diversification election, the shares of TCF Stock that were deemed to have been allocated to the Employee’s account upon the closing shall be deemed to have been exchanged for the same consideration in the Change in Control as shares of TCF Stock generally receive in the Change in Control. Any portion of such consideration consisting of securities of a successor company will be allocated to the TCF Stock Account and thereafter will be subject to the same restrictions on deemed sales as applied to TCF Stock prior to the Change in Control. Any portion of such consideration consisting of assets other than securities of a successor company will be allocated to the Employee’s Diversified Account.
f.    An Employee’s right to direct the deemed investments of the Employee’s Account shall continue during any period of distribution subsequent to the Employee’s termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trust funds as permissible deemed investments only for the Accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such Accounts.
g.    Sub-Accounts shall be maintained as provided in Exhibit A hereto and in Section 10 hereof.
4.    Trust. Winthrop has established a trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of Deferred Amounts. The trust provides for separate accounts in the name of each Employee who has elected a Deferred Amount. Each Company shall contribute to the trust such amounts as are necessary to keep the separate accounts maintained for that Company’s Employees sufficient at all times to pay in full all benefits payable under the Plan with respect to such Company’s Employees, including, without limitation, any liquidated damages payable to such Company’s Employees pursuant to Section 9.f. In addition:
a.    Winthrop may, in its sole discretion, contribute additional amounts, which Winthrop may direct the Trustee not to credit to an account for any Employee, but instead to a general account for the payment of Plan expenses; and
b.    within ten (10) business days following the occurrence of a Change in Control, the Company shall contribute an amount equal to 300% of the aggregate expenses incurred by the Company and the Trustee in administering the Plan and the trust described in this Section 4 during the last full calendar year immediately preceding the occurrence of the Change in Control, which amount shall also be credited to a general account for the payment of Plan expenses. If the aggregate expenses that were incurred by the Company and the Trustee in administering the Plan and the trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.
The assets of the trust shall be invested in accordance with the provisions of the agreement or agreements pursuant to which the trust is maintained, which agreement(s) shall be consistent with the terms of this Plan. The trustee of the trust (“Trustee”) shall be a corporate trustee independent of the Company. The trust assets shall remain subject to the claims of the Company’s general creditors.
5.    Payment of Deferred Amounts.
a.    Class Year Accounts. At the same time as the Employee elects the Deferred Amounts for a calendar year, or for a TCF Stock Award, the Employee shall also elect the timing and form of distribution of such Deferred Amounts for that year, or for the TCF Stock award, from among the following options:
(I)    Upon a Date Certain. As to Deferred Amounts other than TCF Stock awards, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence on a date in a year designated by the Employee (“Date Certain”) either before or after employment termination but in no event sooner than two calendar years after the calendar year when the Deferred Amount was earned, subject to the Personnel Committee’s designation of a uniform month and day for each year. For all Deferred Amounts, the Employee may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid on or to commence on such Date Certain. Any distribution in annual installments shall commence 30 days after the Date Certain with succeeding installments paid thereafter on the date designated by the Committee in each subsequent year. Each installment shall consist of the balance of the Employee’s account at the end of the previous calendar year, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid. Distributions of amounts credited to the Employee’s TCF Stock account shall be made in whole shares of TCF Stock (disregarding any shares in suspense or unvested as of the end of the calendar year). Distributions of amounts credited to the Employee’s Diversified Account shall be made in cash. Distributions shall be charged first to any available cash that is deemed to be held in the Employee’s Account and, to the extent such cash is not sufficient to cover the distribution, pro rata to the TCF Stock Account and the Diversified Account (by liquidating pro rata portions of each deemed investment in the Diversified Account).
(II)    Upon Disability. The Employee may designate an alternative distribution in the event of Disability, as defined in this Plan, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such Disability occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock with respect to amounts credited to the TCF Stock account, shall be the same as under the preceding paragraph (I).
(III)    Upon Other Termination of Employment, Including Retirement and Death. The Employee may designate an alternative distribution in the event of a termination of employment, including retirement, in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or to commence 30 days after such termination of employment occurs. The determination of payments and installments, including the distribution of only whole shares of TCF Stock with respect to amounts credited to the TCF Stock account, shall be the same as under the preceding paragraph (I).
(IV)    Upon a Change in Control. The Employee may designate an alternative distribution in the event of a Change in Control (as defined in section 5.j.) in the form of either a lump sum or annual installments (but no fewer than two and no more than 15) to be paid or, in the case of annual installments, to commence 30 days after the one year anniversary of the closing of such Change in Control. The determination of payments and installments, including the distribution of only whole shares of TCF Stock with respect to amounts credited to the TCF Stock account, shall be the same as under the preceding paragraph (I).
b.    Reduction of Account Balance for Negative Draw. Notwithstanding the provisions of Section 3 and 4 of the Plan, at such time as an Employee is entitled to receive a distribution under the Plan the amount of the Employee’s account balance shall be reduced by any negative draw amount outstanding to the Company at the time of such distribution.
c.    Automatic Lump Sum Distribution in Exchange for Non-Competition Covenant or Reduction in Account Balance. Each Employee who so elects in accordance with this paragraph c. and who has a Distribution Event shall be entitled to receive a lump sum form of distribution of any or all Class Year Accounts. An Employee’s “Distribution Event” is the first to occur of the following: (i) termination of employment; (ii) disability or (iii) the date one year after a Change in Control: (as defined herein). A lump sum distribution shall consist of a single distribution of the entire value of the Employee’s Account (unless the Employee elects to apply the election to only the portion of the Account that is deemed to be invested in TCF Stock or to only the portion of the Account that is deemed to be invested in assets other than TCF Stock) on or about 30 days after the later of the Employee’s Distribution Event or the date on which the Employee’s election is filed with the Committee. The distribution shall be in the form of cash, except that any portion of the Employee’s Account that is deemed to be invested in TCF Stock shall be distributed in the form of whole shares of TCF Stock. The value of any portion of the Account distributed in cash shall be equal to the cash that would have been received if the assets in which such portion of the Account was deemed to be invested had been liquidated by the Trustee on the latest practicable date prior to the distribution date. An Employee’s election under this paragraph c. may occur at any time prior to or after the commencement of distributions to such Employee. If distributions have already commenced, such election shall apply only to the balance of the Employee’s Account at the time of the election. The election shall be made on such form as the Committee reasonably requires and shall be accompanied by whichever of the following the Employee elects to provide: (a) a noncompetition agreement having a value as of the Committee’s action date, equal to at least 10% of the then-current value of the Employee’s Account; (b) the Employee’s written acceptance of a reduction by 10% in the Employee’s Account; or (c) the Employee’s written acceptance of a reduction by less than 10% in the Employee’s Account and a non-competition agreement having a value as of the Committee’s action date equal to at least the difference between 10% of the then-current value of the Employee’s Account and the reduction accepted in writing by the Employee.
d.    [Reserved.]
e.    For purposes of this section, an Employee’s employment is considered to terminate as of the date which is the later of (i) Employee’s last date of service for the Company, or (ii) the last date on which there is an employment relationship between the Employee and a Company.
f.    For purposes of this section, an Employee is disabled as of the date the Employee is eligible for payments under the long term disa bility plan of a Company.
g.    In the event installment payments commence and any installments are unpaid at the time of Employee’s death, the payments shall be made at the times and in such amounts as if Employee were living to the persons specified in Section 7.a.
h.    For purposes of this section, an Employee’s termination of employment is a retirement if so determined by the Committee under all the facts and circumstances.

i.    For purposes of this Section 5, the value of a non-competition agreement shall be shall be determined in all cases on the basis of an independent appraisal, unless such an appraisal is deemed unnecessary by both the Committee and the Employee.
j.    For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial’s then outstanding securities (for purposes of this clause (i), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial or Winthrop that invests in TCF Financial’s voting securities); or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board of TCF Financial comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated. A “Change in Control” shall also include any sale of stock or assets of Winthrop, or merger of Winthrop with another company, such that Winthrop is no longer affiliated with or controlled by TCF Financial or one of its affiliates; provided that such a Change in Control does not include any reorganization or restructuring of companies or affiliates of TCF Financial, including a reorganization in which Winthrop is no longer a separate corporate entity. The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated.
k.    Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that the Internal Revenue Service should finally determine with respect to an Employee who has terminated employment with the Company that part or all of the value of the Employee’s Deferred Amounts or Plan Account which has not actually been distributed to the Employee, or that part or all of separate account that has been established for the Employee under a trust described in Section 4, is nevertheless required to be included in the Employee’s gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Employee in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A “final determination” of the Internal Revenue Service for purposes of this Section 5.k. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Employee does not appeal within the time prescribed for appeals.

l.    Effective for distributions commencing on or after May 16, 2001, an Eligible Employee may elect to have benefits due under this Plan distributed in any one of the forms allowed by the Plan, provided that the election is in writing and is executed and delivered to Winthrop or to its Corporate Secretary (or designee) on behalf of Winthrop, prior to the Employee’s termination of employment and no later than one year (365 days) before such Employee’s distribution event.
m.    Notwithstanding the foregoing, with respect to any amounts deferred by Participants under the Plan on or before December 31, 2004, but which were not earned and vested (as defined under IRC § 409A) on that date, such amounts shall be separately accounted for under the Plan and shall be distributed to the Participant in a lump sum form of distribution no sooner than six months after the earliest to occur of the following: such Participant’s termination of employment, financial emergency (as defined in IRC § 409A), disability or death, previously-elected date certain, the termination of the Plan (to the extent IRC § 409A permits distributions on Plan termination), change in control (to the extent IRC § 409A permits distributions upon a change in control) or any other distribution event under the Plan which is a permitted distribution event under IRC § 409A.
6.    Emergency Payments. In the event of an “unforeseeable emergency” as determined hereafter, the Committee may determine the amounts payable under Section 5 hereof and pay all or a part of such amounts without regard to the payment dates provided in Section 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Employee (or his beneficiary) occasioned by severe financial hardship. For the purposes of this Section 6, an “unforeseeable emergency” is a severe financial hardship to the Employee resulting from a sudden and unexpected illness or accident of the Employee or beneficiary, or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Employee or beneficiary, loss of the Employee’s or beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee or beneficiary. Payments shall not be made pursuant to this Section 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Employee’s or beneficiary’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Employee’s deferrals under the Plan. Such action shall be taken only if the Employee (or the Employee’s legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.
7.    Method of Payments.
a.    In the event of an Employee’s death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by the Employee and received by the Committee prior to the Employee’s death, or if the Employee fails to so name any person, the amounts shall be paid to the Employee’s estate or the appropriate distributee thereof. The Committee, the Company, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.
b.    Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:
i.    directly to such incompetent person,
ii.    to the legal representative of such incompetent person, or

iii.    to some near relative of the incompetent person to be used for the latter’s benefit.
c.    Except as otherwise provided in Sections 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be pledged, encumbered, or otherwise liable or taken for any obligation of such person.
d.    All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company by which the Eligible Employee was employed, except to the extent that such payments are made out of the trust described in Section 4.
e.    Unless commenced earlier at the direction of the Committee or suspended due to a Company’s Insolvency, payments from the trust described in Section 4 shall be commenced by the Trustee (without the need for further instructions from the Committee) in accordance with the most recent payment instructions provided by the Committee after the Trustee (i) acquires actual knowledge of the occurrence of an event that requires payment to commence (a “payment event”), (ii) is notified by the Committee that a payment event has occurred, (iii) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5.j. of this Plan, or (iv) in the case of a participant’s termination of employment, is notified in writing by the participant that the participant’s termination of employment has occurred. The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee. Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination. If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall commence payment of accounts (that are not payable earlier) in the manner required upon the occurrence of a Change in Control.
f.    Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan. The Trustee shall have no obligation to perform such a review and consider such a determination until after (i) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (ii) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (iii) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond. Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.
8.    Claims Procedure.
a.    If a claim for benefits made by any person (the “Applicant”) is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time ) a written notice which: (i) specifies the reason for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based,

(iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.
b.    Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.
c.    Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.
9.    Miscellaneous.
a.    Except as limited by Section 7.c. and except that an Employee shall have a continuing power to designate a new recipient in the event of the Employee’s death at any time prior to such death without the consent or approval of any person theretofore named as the Employee’s recipient by an instrument meeting the requirements of Section 7.a., this document shall be binding upon the inure to the benefit of each Company, the Employees, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.
b.    Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail or overnight delivery service, return receipt requested. Any notice given by registered mail or overnight delivery service shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.
c.    Nothing in this document shall interfere with the rights of any Employee to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.
d.    Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company to terminate an Employee’s employment at will.
e.    This Plan constitutes a mere promise by the Company to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of an Employee or beneficiary to receive benefit payments hereunder are solely those of an unsecured general creditor.
f.    Amounts that are paid more than 30 days after the later of the date on which they are due according to the terms of this Plan or the date on which a written claim for such amounts is received by the Committee shall incur interest at the rate of fifteen percent per annum (eighteen percent per annum if the payment occurs after a Change in Control) from date as of which payment was due. In addition, if all or any portion of the distribution is payable in the form of TCF Financial stock, and the value of such stock at the time of distribution is less than its value on the date as of which payment was due, the payee shall be entitled to liquidated damages equal to 100% (120% if the payment occurs after a Change in Control) of the aggregate difference in value between the value of the distributed shares on the date their distribution was due (without regard to the 30-day grace period) and the value of the distributed shares on the actual date of distribution.
g.    Any costs or attorneys’ fees incurred by a participant or beneficiary in connection with the collection of benefits that were not timely paid under this Plan shall be reimbursed by the Companies.
h.    Notwithstanding anything in this Plan to the contrary, effective January 1, 2003, if the beneficiary of a participant is not the participant’s spouse, the payment to that beneficiary shall be made in the form of an immediate lump sum distribution of the entire portion of the participant’s account payable to that beneficiary, without regard to any outstanding installment payment election.
10.    Investment Elections by Employees; Deferred TCF Stock Awards.
a.    Employees may elect to have investments that have been deemed to have been made in their Deferred Compensation Accounts under Section 3 or 4 deemed to have been liquidated and reinvested as directed, provided that any investment election shall be exercised in writing by the Employee and approved by the Committee or its approved representative under such terms and conditions as the Committee deems appropriate and further provided, that any deemed investments shall be subject to paragraph b. of this Section 10 and Exhibit A to this Plan.
b.    If an Employee directs or retains any deemed investment in shares of TCF Stock, or defers an award of TCF Stock, the Employee’s Account shall include a TCF Stock Account which shall operate as follows:
i.    All shares of TCF Stock that were deemed to have been held in the Employee’s Account shall be allocated to the Employee’s TCF Stock Account and the fixed number of shares so allocated shall be the beginning balance of the TCF Stock Account.
ii.    Thereafter, the TCF Stock Account shall be increased by the number of shares, if any, of TCF Stock purchased (or deemed to be purchased) from Deferred Amounts or from dividends (other than nondeferred dividends) and/or interest pursuant to the Employee’s directions under Section 3 of this Plan and by any shares of TCF Stock becoming vested, as provided in paragraph c. of this section.
iii.    The balance of shares of the TCF Stock Account shall in no event be decreased.
iv.    Shares allocated to the Employee’s TCF Stock Account shall be subject to Exhibit A.
v.    Effective January 1, 2005 no further elections shall be allowed under this section 10.b.v of this Plan as provided in Exhibit D. An employees last election before December 31, 2004 shall remain in effect until the employee’s entire account is distributed.
c.    Deferred Amounts consisting of TCF Stock awards shall be held unallocated until such time as the shares vest in accordance with the terms of the award agreement. As of the date any such shares become vested, the number of shares vesting shall be allocated to the Employee’s Account and shall thereafter become subject to distribution the same as any other shares of TCF Stock in which the TCF Stock account is deemed invested. Any cash dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employee’s account and deemed invested as directed by the Employee. Any stock dividends paid on unvested shares of TCF Stock, if such dividends have been deferred by the Employee, shall be allocated to the Employees’ TCF Stock account and increase the TCF Stock account balance unless such dividends are in the nature of a stock split, in which case they shall be held unallocated until such time as the award vests.
11.    Termination or Amendment. This Plan may be amended at any time and from time to time upon the approval of the Board of Directors of Winthrop; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan. In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting participants and beneficiaries shall be transferred to a separate plan that is identical to this Plan in all respects except that it may include the proposed amendment. The Board of Directors may terminate this Plan in its discretion, except that any such termination shall require the written consent of all participants, all participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan, unless it is an automatic termination of the Plan under Section 5.k. hereof. In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed termination of the Plan, the Plan shall terminate as to the consenting participants and beneficiaries and shall continue in effect for the participants and beneficiaries who do not consent.

EXHIBIT A of APPENDIX B
TCF Stock Accounts and Diversified Accounts
1.    Each participant’s Class Year Account in the Plan and Trust shall be divided into two sub-accounts: a “TCF Stock Account” and a “Diversified Account.” All shares of common stock of TCF Financial (“TCF Stock”) that are deemed to be held in a participant’s Account shall be allocated to the Participant’s TCF Stock Account. All other investments that are deemed to be held in a participant’s Account shall be allocated to the participant’s Diversified Account. Thereafter, the Sub-Accounts shall operate as follows:
a.    The TCF Stock Account shall be deemed to be invested solely in shares of TCF Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment). The Diversified Account shall not at any time be deemed to be invested any shares of TCF Stock. Except as permitted by paragraph e, below, no transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.
b.    A participant’s TCF Stock Account shall be deemed to be invested in all shares of TCF Stock allocated to it and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner. Upon the occurrence of a Distribution Event (as defined in the Plans) distributions from the Plan to the participant with respect to such shares will be made in an in-kind distribution pursuant to the terms of the Plan.
c.    The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Stock, but shall be deemed to invest in such investments as the participant directs and as the Committee permits from time to time.
d.    Any new Deferred Amounts for a participant shall be allocated to either the participant’s TCF Stock Account or to such participant’s Diversified Account, as the participant shall direct in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. The Deferred Amounts shall be credited to the applicable sub-Account as of the same date that they are otherwise credited to the participant’s Account under Section 3.a.
e.    Dividends deemed to have been generated by a participant’s TCF Stock Account and which are deferred shall be deemed to have been reinvested in the TCF Stock Account, or in the Diversified Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year. Any interest or dividends deemed to have been generated by a participant’s Diversified Account shall be deemed to have been reinvested in the Diversified Account, or in the participant’s TCF Stock Account, as the participant directs in an irrevocable election filed before the beginning of each calendar year and applicable throughout the calendar year, unless management determines that the deemed reinvestment of interest and dividends within or from the Diversified Account is not administratively feasible. If the participant does not file an election with respect to the investment of interest and/or dividends, all interest and dividends shall be deemed to have been reinvested in the asset that generated them.

EXHIBIT B of APPENDIX B
RE: IRS NOTICE 2000-56
Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Company for the benefit of employees or service providers of TCF Financial or such Company are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Company. In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Company from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Exhibit B, however, shall relieve any Company of its obligation to pay any benefits due from the Company to a participant or beneficiary under the terms of the Plan.
Notwithstanding anything to the contrary in the Plan or Trust, effective on and after May 16, 2001, any TCF Financial stock or other assets not transferred to a Company’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

EXHIBIT C of APPENDIX B

DISTRIBUTION PROCEDURES
(10-03-01)
Covered Plans. These Procedures have been adopted as Appendices to the following plans: Executive, Senior Officer, and Winthrop Deferred Compensation Plans and Supplemental Employees Retirement Plan (“SERP”) - 401-k Plan Portion.
Timing of Distribution (Lump Sum vs. Installment). As elected by the employee at the time of joining the plan. Superceding elections may be made at any time up to one year prior to distribution.

•	Lump Sum -- 30 days after “distribution event” (usually, termination of employment).

•
Installments -- First installment is 30 days after distribution event. Subsequent installments on February 15th of each succeeding year. Each installment amount is determined by multiplying the account balance on 12/31 of previous year by a fraction of 1/number of remaining installments.

Form of Distribution -- Stock or Cash

If Your Account is 100% TCF Stock.	If Your Account Contains both TCF Stock and Diversified Account.	If Your Account is 100% Diversified Account.
The distribution will be settled entirely in whole shares of TCF Stock (plus cash for any fractional share).
Automatic Method -- Cash first, then pro rata: The distribution will be deducted first from any cash/money market balances in your plan account, then pro rata from TCF Stock and Diversified Plan Account balances. TCF Stock portion will be made in whole shares of TCF Stock (with cash for any fractional share). Diversified Account portion will be paid in cash equal to its value on February 15th.

Automatic Method -- Cash first, then pro rata: The distribution will be deducted first from any cash/money market balances in your plan account, then pro rata from the deemed investments in your Diversified Account. The distribution will be paid in cash equal to the value on February 15th of the deemed investments from which it was deducted.

Alternative Elections: 1. You may direct the deemed sale of non-TCF stock assets to provide cash for the distribution. 2. You may specifically designate the assets to apply to the distribution. (Example: You specify 100% of the distribution will come from the Diversified Account).

Alternative Elections: 1. You may direct the deemed sale of assets to provide cash for the distribution. 2. You may specifically designate the assets to apply to the distribution. (Example: You specify 100% of the distribution will come from one particular investment in the Diversified Account).

	Election Deadline: December 31 of the previous year.	Election Deadline: December 31 of the previous year.

Tax Withholding

Automatic Method of Withholding -- Net Pro rata Against the Distribution: The minimum required withholding (28% federal plus applicable state percentage) will be deducted from each part of the distribution on a pro rata basis by type of asset. Valuation for both the income reported and the withholding will be based on deemed sale price of the investment on February 15th.

Alternative Election -- Pay by Check: You may elect to pay the withholding by check. TCF Legal will calculate the amount due on February 15th based on average market values on that date. TCF Legal must receive check before the distribution will be forwarded to you.

Alternative Election -- Specify Netting: You may elect to net the withholding against the distribution on some basis other than pro rata. (Example: You specify that 100% of withholding will come from the Diversified Account portion of the distribution.)

Election Deadline - December 31 of the previous year.	Election Deadline - December 31 of the previous year.

•
Distributions will be sent by U.S. Mail to your home address on file with the TCF Legal Department unless you have provided other delivery instructions in writing. If you have a stock brokerage account, distributions can be sent to it on a same day basis.

•	These procedures are subject to interpretation and application by the company, whose interpretation is final.

EXHIBIT D of APPENDIX B

FREEZING OF PLAN AND OTHER AMENDMENTS
UNDER INTERNAL REVENUE CODE § 409A

(01-05-05)

Effective January 1, 2005, no further deferral elections shall be allowed under section 1 of this Deferred Compensation Plan and no further elections shall be allowed under section 10.b.v of the Plan.
The Company may offer elections to Plan participants during the calendar year 2005 under terms authorized by IRC § 409A to revoke or cancel their previous elections on amounts previously deferred that were not “earned and vested” on December 31, 2004 (as defined under IRC § 409A or regulations issued thereunder) as provided in new Plan section 1 and may allow participants to elect whether or not to pay tax withholding on any shares distributed to them by netting the tax withholding due against the shares, provided any such election is made no less than 6 days before the shares are distributed (it being the intention that such election will be exempt from matching under Rule 16b-3).
Any amounts not earned and vested on December 31, 2004 (as defined in the previous paragraph) and for which deferral is not revoked or canceled under the new Plan section 1 shall be subject to the new Plan section 5.m.
This Exhibit D is not intended to add any options or enhancements to the Plan nor to in any other way constitute a “material modification” (as defined in IRC § 409A and in regulations issued thereunder) to the

Plan. Any and all interpretations of this Exhibit D (and the sections added by this Exhibit D to the Plan) shall be construed consistent with this intent. The Plan continues in effect with respect to amounts deferred under the Plan for the years 2004 and before which were earned and vested on or before December 31, 2004. The Plan is not subject to IRC § 409A or regulations issued thereunder except with respect to any amounts that were not earned and vested, as defined pursuant to IRC § 409A, by December 31, 2004.